Exhibit 10.24

First Amendment to the
US Airways Group, Inc.
Long Term Incentive Plan
(as amended and restated effective May 16, 2000)

                WHEREAS, US Airways Group, Inc. (the Company") has previously adopted the US Airways Group, Inc. Long Term Incentive Plan (the "Plan"); and

                WHEREAS, Section 6(e) of the Plan provides that the Human Resources Committee of the Board of Directors of the Company may amend the Plan from time to time, subject to the limitations set forth therein; and

                WHEREAS, the Company desires to amend the Plan.

                NOW, THEREFORE, the Plan is hereby amended as follows:

                1.      Section 2(d) of the Plan is hereby restated in its entirety to read as follows:

(d)     "Change of Control" shall mean:

(i)     The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of Group (the "Outstanding Group Common Stock") or (B) the combined voting power of the then outstanding voting securities of Group entitled to vote generally in the election of directors (the "Outstanding Group Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (v) any acquisition directly from Group, (w) any acquisition by the Company, (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, (y) any acquisition by any corporation with respect to which, following such acquisition, more than 85% of, respectively, the then outstanding shares of common stock of such corporation and the

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combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were beneficial owners, respectively of the Outstanding Group Common Stock and Outstanding Group Voting Securities in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Group Common Stock and Outstanding Group Voting Securities, as the case may be or (z) any acquisition by an individual, entity or group that, pursuant to Rule 13d-1 promulgated under the Exchange Act, is permitted to, and actually does, report its beneficial ownership of Outstanding Group Common Stock and Outstanding Group Voting Securities on Schedule 13G (or any successor Schedule); provided further, that if any such individual, entity or group subsequently becomes required to or does report its ownership of Outstanding Group Common Stock and Outstanding Group Voting Securities on Schedule 13D (or any successor Schedule) then, for purposes of this Section 2(d)(i), such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so file, beneficial ownership of all of the Outstanding Group Common Stock and Outstanding Group Voting Securities beneficially owned by it on such date; or

(ii)     Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Group's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or

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(iii)     There is consummated a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively,of the Outstanding Group Common Stock and Outstanding Group Voting Securities immediately prior to such reorganization, merger or consolidation, beneficially own, directly or indirectly, less than 85% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation (or any parent thereof) in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Group Common Stock and the Outstanding Group Voting Securities, as the case may be; or

(iv)     Approval by the shareholders of Group of a complete liquidation or dissolution of Group or the consummation of the sale or other disposition of all or substantially all of the assets of Group, other than to a corporation with respect to which, following such sale or other disposition, more than 85% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Group Common Stock and Outstanding Group Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Group Common Stock and Outstanding Group Voting Securities, as the case may be.

                This Amendment shall be effective as of January 15, 2002, the date of its adoption by the Committee.

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